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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                    WASHINGTON, D.C. 20549 [GRAPHIC OMITTED]

                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): October 23, 2007


                              PORTER BANCORP, INC.
             (Exact name of registrant as specified in its charter)


          Kentucky                  001-33033              61-1142247
          --------                  ---------              ----------
(State or other jurisdiction       (Commission          (I.R.S. Employer
     of incorporation or           File Number)        Identification No.)
       organization)


               2500 Eastpoint Parkway, Louisville, Kentucky, 40223
               ---------------------------------------------------
                    (Address of principal executive offices)


                                 (502) 499-4800
                                 --------------
              (Registrant's telephone number, including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14-2(b))

[_] Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01  Other Events.

On October 25, 2007, Porter Bancorp, Inc. announced that it signed a definitive agreement to acquire Paramount Bank in Lexington, Kentucky. Paramount Bank is a division of SCB Bank, the bank subsidiary of Blue River Bancshares, Inc. (OTC:
BRBI) of Shelbyville, Indiana. Paramount has approximately $75 million in assets. The acquisition is valued at approximately $5 million and will be paid in cash. The proposed acquisition is expected to close at the beginning of the first quarter of 2008.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

   (d)Exhibits

Exhibit No.     Description of Exhibit

99.1            Press Release issued by Porter Bancorp, Inc. on October 25,
                2007


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                                   SIGNATURES
                                   ----------


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

   Date: October 26, 2007                 Porter Bancorp, Inc.

                                          By:  /s/ David Pierce
                                               ----------------
                                               David Pierce,
                                               Chief Financial Officer


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                                  EXHIBIT INDEX
                                  -------------


Exhibit         Description
-------         -----------
99.1            Press Release dated October 25, 2007